TOTAL PAGES: 21
                                  Registration No. 333-86316

             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.   20549

                          FORM S-3/A
                 POST EFFECTIVE AMENDMENT NO. 1 TO
                             FORM S-3
                   REGISTRATION STATEMENT
              Under The Securities Act of l933

                MONMOUTH CAPITAL CORPORATION
   (Exact name of registrant as specified in its charter)

                         New Jersey
      (State or other jurisdiction of incorporation or
                        organization)

                         21-0740878
            (I.R.S. Employer Identification No.)

    Juniper Business Plaza, Suite 3-C, 3499 Rt. 9 North,
                    Freehold, NJ,  07728
                 Telephone No. 732-577-9993
     (Address, including zip code, and telephone number, including area of registrant's principal executive offices)

  Eugene W. Landy, Esq., Juniper Business Plaza, Suite 3-C,
            3499 Rt. 9 North, Freehold, NJ, 07728
(Name and Address, including zip code, of agent for service)

                 Telephone No. 732-577-9996
    (Telephone number, including area code, of agent for
                          service)

Approximate   date of commencement of proposed sale  to  the
public is as soon as possible after the effective date of the Registration Statement.

If  the  only securities being registered on this  Form  are being  offered pursuant to dividend or interest reinvestment
plans, please check the following box :            X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box: ___

                        Calculation of Registration Fee

Title of Each                Proposed    Proposed
Class of                     maximum      maximum
Securities       Amount      offering    aggregate   Amount of
to be            to be        price      offering   Registration
Registered     Registered    per unit*     Price        Fee

Common Shares  1,000,000      $3.41      $3,410,000   $1,033.33


*Estimated  solely  for  the  purpose  of  determining   the
registration fee pursuant to Rule 457(c) and based upon the mean between the bid and asked prices on the NASDAQ Small
Cap Market on April 12, 2002.

THE REGISTRATION STATEMENT BECAME EFFECTIVE ON APRIL 25, 2002.
THE PROSPECTUS IS HEREBY AMENDED IN ACCORDANCE WITH THIS
AMENDMENT AS OF THE EFFECTIVE DATE OF THIS AMENDMENT.

          This Post-Effective Amendment No. 1 amends the Dividend
Reinvestment and Stock Purchase Plan of Monmouth Capital
Corporation as follows:

          1. Page 2, first paragraph: The reference to "brokerage commission" is hereby amended to read "trading fees".

          2. Page 5, last paragraph: The reference to "brokerage commission" is hereby amended to read "trading fees".

          3. Page 6, fifth paragraph: The reference to "brokerage" commission is hereby amended to read "trading fees".

          4. Page 6, the answer to Question 3, "Who administers the Plan?" is amended to read in full as follows:

           "Mellon Bank, N.A. (the "Agent") administers the Plan and certain administrative support will be provided by its affiliate Mellon Investor Services, a registered transfer agent. On behalf of participants, the Agent keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan. The Agent purchases Shares of Common Stock from Monmouth as agent for participants in the Plan and credits the shares to the accounts of the individual participants."

           5.    Page  6,  Question 4(b):   We  have  deleted  the
language, "because of the administration problems in making such provision".

           6. Page 8, in the answer to Question 9, "May I change options under the Plan?", we have deleted "not later than five days".

           7. Page 8, in the second paragraph to the answer to Question 10, "When will investment of dividends respecting Shares of Common Stock start?", we have deleted "five calendar days" and "five calendar days prior to".

          8. Page 9, second paragraph: The reference to "Mellon Investor Services" has been amended to read, "Mellon Bank, N.A.".

           9. Page 10, in the answer to Question 14, "When will dividends and optional cash payments be invested in Shares of Common Stock?", we have deleted, "In order to allow sufficient time for processing".

           10. Page 13, in the answer to Question 24, "When may I withdraw from the Plan?", we have deleted "five calendar days" and "five calendar days prior to".

           11. Page 13, the answer to Question 25, "How do I withdraw from the Plan?", is amended to read in full as follows:

          "In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement and send it to Mellon
Investor Services, P.O. Box 3338, South Hackensack, New Jersey 07606-1938. When you withdraw from the Plan, or upon termination of the Plan by Monmouth, certificates for Shares credited to your account under the Plan will be issued to you. Any partial share will be paid in cash".

           12. Exhibit 4(c): The penultimate paragraph of page 19 is amended to read in full as follows:

           "FOR INITIAL ENROLLMENT ONLY: Make checks payable to Mellon Bank, N.A. and mail to P.O. Box 3339, South Hackensack, New Jersey 07606-1939".

           The above changes will be reflected in the Printed Prospectus of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Monmouth Capital Corporation ("MCC"). Other than the above changes, all the remainder of the Plan as previously filed with the SEC on April 25, 2002 remains unchanged.

PROSPECTUS


                MONMOUTH CAPITAL CORPORATION
        DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Monmouth Capital Corporation ("Monmouth") described herein provides holders of Monmouth's Shares of Common Stock ("Shares of Common Stock" or "Shares") with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares of Common Stock without payment of any trading fees or service charge.


      The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase original issue Shares of Common Stock from Monmouth. The price of Shares of Common Stock purchased with reinvested dividends and optional cash payments will be 95% of the market price (see Question 16).

     Participants in the Plan may:

  - Automatically reinvest cash dividends on all Shares registered in their names.

  - Automatically reinvest cash dividends on less than all of the Shares registered in their names and continue to receive cash dividends on the remaining Shares.

  - Invest by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein, whether or not any dividends on Shares registered in the participant's name are being reinvested. Optional cash payments will be invested monthly, generally on the Investment Date.


      Holders of Shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

      IT  IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED  FOR
FUTURE REFERENCE.

      Monmouth reserves the right to terminate the Plan at any time.

      The  Plan  does not represent a change  in  Monmouth's
dividend   policy  or  a  guarantee  of  future   dividends.
Dividends will continue to depend on earnings, financial requirements, and other factors.

      This Prospectus relates to up to 1,000,000 Shares of Common Stock with $1.00 par value.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MONMOUTH. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MONMOUTH SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER BY MONMOUTH OR ANY AGENT OF MONMOUTH OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THIS PROSPECTUS RELATES ONLY TO THE SHARES OF MONMOUTH OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF MONMOUTH.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED
ON   OR   ENDORSED  THE  MERITS  OF  THIS   OFFERING.    ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



        The date of this Prospectus is April 25, 2002.
          As Amended by Post Effective Amendment No. 1
                 Effective ____________, 2002

                    AVAILABLE INFORMATION

      Monmouth is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters. Information as of particular dates concerning the Directors is disclosed in proxy statements. Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; and at certain of its Regional Offices, located at Room 1204, Everett McKinley
Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, Federal Building, 26 Federal Plaza, New York, New York; and 5757 Wiltshire Boulevard, Suite 500 East, Los Angeles, California. Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates.

      Monmouth has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to Monmouth, the Shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and portions of documents filed by Monmouth with the Commission are hereby incorporated into this Prospectus by reference:

      (1) Monmouth's most recent Annual Report on Form 10-K filed pursuant to the Exchange Act.

      (2)   All other reports filed pursuant to the Exchange
Act, including reports on Form 10-Q and 8-K, since the end of the fiscal year covered by the annual report.

      (3) The description of Monmouth's Shares, $1.00 par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

      (4) All documents filed by Monmouth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall also be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

      The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, Monmouth Capital Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728 (telephone number 732-577-9993).

      No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by Monmouth. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

      This  Prospectus relates to the Shares of Common Stock
of  Monmouth  registered for sale under  the  Plan.   It  is
suggested that this Prospectus be retained for future reference.

                         THE COMPANY

      Monmouth is a corporation organized under the laws of New Jersey. Monmouth's principal executive offices are located at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728. Monmouth's telephone number is 732-577-9993.

 DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE
                            PLAN

      The Dividend Reinvestment and Stock Purchase Plan (the
"Plan") for holders of Shares of Common Stock of Monmouth is set forth in the following questions and answers:

      For further information concerning the Plan, please address correspondence to:

          Shareholder Relations
          Monmouth Capital Corporation
          Juniper Business Plaza, Suite 3-C
          3499 Route 9 North
          Freehold, New Jersey  07728

                           PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of Shares of Common Stock of Monmouth with a convenient and economical way of investing cash dividends and optional cash payments in Shares of Common Stock of Monmouth at a 5% discount from the market price prior to investment (see Question 16) and without payment of any trading fees or Service charge. Since such Shares of Common Stock will be purchased from Monmouth, Monmouth will receive additional funds for general corporate purposes.

                         ADVANTAGES

2.   What are the advantages of the Plan?

     By participating in the Plan:


  - You may purchase Shares of Common Stock at a 5% discount from the market price (see Question 16) of Shares of Common Stock of Monmouth by reinvesting cash dividends on all or less than all of the Shares of Common Stock registered in your name.

  - You may purchase additional Shares of Common Stock at the same discount by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein.

  - You pay no trading fees or service charge in connection with investments under the Plan.

  -  Recordkeeping is simplified  under  the   Plan   by  the
     provision of a statement of account to each participant.

  - You are assured safekeeping of Shares of Common Stock credited to your account because certificates are not issued unless requested.


                       ADMINISTRATION

3.   Who administers the Plan?

     Mellon Bank, N.A. (the "Agent") administers the Plan and certain administrative support will be provided by its affiliate Mellon Investor Services, a registered transfer agent. On behalf of participants, The Agent keeps records, sends Statements of account after each purchase to participants and performs other duties relating to the Plan. The Agent purchases Shares of Common Stock from Monmouth as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

                         ELIGIBILITY

4.   Who is eligible to participate?

     (a)  Shareholders of Record

      All  holders of record of Shares of Common  Stock  are
eligible   to   participate  in  the  Plan,   except   those
shareholders who reside in the State of California.

     (b)  Beneficial Owners of Shares of Common Stock

      Beneficial owners, whose Shares of Common Stock are registered in names other than their own (for instance, in the name of a broker or bank nominee), may not participate in the reinvestment of cash dividends on such Shares of

Common Stock. Nevertheless, the shareholder, all of whose Shares of Common Stock are in street name or nominee name, may participate in the optional cash payment provisions by completing and sending in the Authorization Card certifying that he is a shareholder of Monmouth.

5.   How is the Plan to be interpreted?

      Any question of interpretation arising under the Plan will be determined by Monmouth and any such determination will be final.

                        PARTICIPATION

6.   How do Holders of Shares of Common Stock join the Plan?

      A holder of record of Shares of Common Stock may join the Plan at any time by completing and signing an
Authorization Card and returning it to the Agent. An Authorization Card may be obtained at any time by writing to Shareholder Relations, Monmouth Capital Corporation, Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.

7.   What does the Authorization Card provide?

      If you check the appropriate box on the Authorization Card, you may elect "Full Dividend Reinvestment" and the Agent will apply all cash dividends on all the Shares of Common stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of Shares of Common Stock.

     If you elect to reinvest dividends on only a portion of your Shares of Common Stock, you should check the "Partial Dividend Reinvestment" box on the Authorization Card and the Agent will reinvest cash dividends on only the number of whole Shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of Shares of Common Stock, and will pay cash dividends on the rest of your Shares.

       If the "Optional Cash Payments" box on the Authorization Card is checked, you will continue to receive cash dividends on Shares of Common Stock in the usual manner, but the Agent will apply any optional cash payment received with the Authorization Card or with a subsequent payment form (see Question 11) to the purchase of Shares of Common Stock under the Plan.

     The Authorization Card also provides a certification to be signed by beneficial owners whose Shares of Common Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

      The Agent will reinvest automatically any subsequent dividends on the Shares of Common Stock credited to your account under the Plan. The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Shares of Common Stock designated on your Authorization Card and on all Shares of Common Stock accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated. See Question 29 for the consequences of sales of Shares of Common Stock subject to the Plan.

8.   What are my options under the Plan?

      By marking the appropriate spaces on the Authorization
Card, you may choose among the following investment options:



- To   reinvest   cash dividends automatically on all Shares
  of Common Stock now and subsequently registered in your name at 95% of the market price (see Question 16 for a description of how this is computed).

- To reinvest cash dividends automatically on less than all of the Shares of Common Stock registered in your name (a specified number of full shares) at 95% of the market price and to continue to receive cash dividends on the remaining Shares of Common Stock.

- To invest by making optional cash payments at any time in any amount not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein, whether or not any dividends are being automatically reinvested, at 95% of the market price.

9.   May I change options under the Plan?

     Yes. You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent. The answer to Question 6 tells how to obtain an Authorization Card. Any change concerning the reinvestment of dividends must be received by the Agent prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10. When will investment of dividends respecting Shares of Common Stock start?

      Monmouth may pay dividends in the future on an  annual
basis,  semi-annual basis or quarterly basis.  In any  month
in   which  no  cash  dividend  is  paid,  participants  may
nevertheless make optional cash payments.

      If your Authorization Card is received by the Agent prior to the record date for determining the holders of shares entitled to receive any dividend declared, reinvestment of your dividends will commence with the next dividend. If your Authorization Card is received subsequent to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend.

                   OPTIONAL CASH PAYMENTS

11.  How does the cash payment option work?

      Each participant in the Plan may invest in additional Shares of Common Stock by making optional cash payments at any time. Participants in the Plan have no obligation to make any optional cash payments. Optional payments may be made at irregular intervals and the amount of each optional payments may vary, but no optional payment may be less than $500 and the total optional payments invested by each owner of Shares of Common Stock may not exceed $1,000 per month, unless a Request for Waiver has been accepted by Monmouth pursuant to Question 12 herein.

      An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account. Checks and money orders must be in United States dollars and should be made payable to "Mellon Bank, N.A.". No interest will be paid on optional cash payments held by the Agent pending the purchase of Shares of Common Stock. (See Questions 14 and
15).

     Optional cash payments must be received by the Agent by the tenth (10th) day of each calendar month. Cash payments received by the Agent subsequent to that date will be applied to next month's optional investment.

                  WAIVER OF MAXIMUM LIMITS

12. May I make an optional cash payment in excess of $1,000 per month?

     Optional cash investments in excess of $1,000 per month may be made only pursuant to a Request for Waiver accepted by Monmouth. Participants who wish to submit an optional cash investment in excess of $1,000 for any Investment Date must obtain the prior written approval of Monmouth, and a copy of such written approval must accompany any such optional cash investment submitted to the Agent. A Request for Waiver should be directed to Shareholder Relations at Monmouth via telephone at 732-577-9993. Monmouth has sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount. In deciding whether to approve a Request for Waiver, Monmouth will consider relevant factors including, but not limited to, Monmouth's need for additional funds, the attractiveness of obtaining such additional funds through the sale of Shares of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Shares of Common Stock, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of Shares of Common Stock held of record by such participant, and the aggregate amount of optional cash investments in excess of $1,000 for which Requests for Waiver have been submitted by all participants. If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount Monmouth is then willing to accept, Monmouth may honor such requests in order of receipt, pro rata or by any other method that Monmouth determines to be appropriate. With regard to optional cash investments made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that a participant may purchase.

      In no event will Monmouth be able to issue more shares in total than the number of shares registered for sale.

                          PURCHASES

13. What is the source of Shares of Common Stock purchased under the Plan?

      Shares of Common Stock purchased under the Plan come from authorized but unissued Shares of Common Stock of Monmouth. Shares will not be purchased in the open market.

14. When will dividends and optional cash payments be invested in Shares of Common Stock?

     Reinvestment of dividends will be made on the date when the dividend becomes payable. Participants will become owners of Shares of Common Stock purchased under the Plan as of the date of purchase. Optional cash payments must be received by the Agent by the tenth (10th) day of each month. Optional cash will be invested monthly on the fifteenth (15th)
of the month.   If  the fifteenth (15th) of the month  falls
on a Saturday, Sunday or holiday, optional cash will be invested the next following business day.

15.  What is the Investment Date?

      The Investment Date for dividends will be the Dividend Payment Date. For optional cash payments, the Investment Date will be the fifteenth (15th) of each month. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day.

16. What will be the price of Shares purchased under the Plan?

      The Officers of Monmouth will determine the price of Shares to be purchased. It is intended that the price of Shares to be purchased will be at a 5% discount from the market price.

      The Shares of Common Stock are traded on the NASDAQ Small Cap Market. The Officers of Monmouth will fix the reinvestment price at a discount price equal to 95% of the market price. The price at which the Shares of Common Stock will be purchased will be the higher of 95% of the average of the daily high and low sale prices of Monmouth's Common Stock on the NASDAQ Small Cap Market on the four trading days including and preceding the Investment Date or 95% of the average of the high and low sale prices of Monmouth's Common Stock on the NASDAQ Small Cap Market on the
Investment Date. In the event there is no trading in the Shares, or if for any reason Monmouth and the Agent have difficulty in determining the price of Shares to be purchased under the Plan, then Monmouth, on consultation with the Agent, will use such other public report or sources as Monmouth deems appropriate to determine the market price and the appropriate 5% discount. If the reinvestment price involves a decimal which is not equal to one-eighth of a point, the reinvestment price will be rounded up to the next higher one-eighth of a point.

      Monmouth has established a minimum price per share at $2.75 applicable to all optional cash investments. Whenever the price established under the Plan as provided in this Question 16 is less than $2.75, then the minimum price will apply. If the minimum price applies, then optional cash payments will be either invested at the minimum price or returned to the participant at the participant's option. The participant will be deemed to have elected the minimum price unless, on the first business day after the Investment Date, the participant notifies Monmouth by facsimile at 732-577-9981 of his/her election to have the optional cash returned. Monmouth reserves the right to raise or lower the minimum price in the future. Disclosure of any new minimum price will be made fifteen (15) days prior to the Investment Date. Participants in the Plan can determine the existence of any new minimum price by calling Monmouth's Shareholder Relations department at 732-577-9993.

17. How will the number of Shares of Common Stock purchased for me be determined?

      The number of Shares of Common Stock that will be purchased for you on any Investment Date will depend on the amount of your dividend to be invested, the amount of any optional cash payments and the applicable purchase price of the Shares of Common Stock that results from dividing the aggregate amount of dividends and optional payments to be invested by the applicable purchase price. Partial shares will  be  credited to your account.  At any  time  when  you withdraw from the Plan or request all Shares to be transferred to your name, the partial share will be paid in cash.

                            COSTS

18. Are there any costs to me for my purchases under the Plan?

      There are no brokerage fees for purchases of Shares of Common Stock under the Plan because Shares are purchased directly from Monmouth. All costs of administration of the Plan will be paid by Monmouth. Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

                          DIVIDENDS

19. Will dividends be paid on Shares of Common Stock held in my Plan account?

     Yes. Cash dividends on Shares of Common Stock credited to your account are automatically reinvested in additional shares and credited to your account.

                   REPORTS TO PARTICIPANTS

20.  What reports will be sent to participants in the Plan?

      Following each purchase of Shares of Common Stock for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 16), the number of Shares purchased, and other information for the year to date. Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 29). These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of Shares of Common Stock.

                   CERTIFICATES FOR SHARES

21. Will I receive certificates for Shares of Common Stock purchased under the Plan?

      Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent's nominee and certificates for such Shares will not be issued to you until requested. The total number of Shares credited to your account will be shown on each statement of account. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

     Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to the Agent. Cash dividends with respect to Shares represented by certificates issued to you will continue to be automatically reinvested. Any remaining Shares will continue to be credited to your account.

     If the written request to the Agent is for certificates to be issued for all Shares credited to your account, any partial share will be paid in cash.

      Certificates for partial shares will not be issued under any circumstances.

22. May Shares of Common Stock in my Plan account be pledged?

      No.   You  must  first request that  certificates  for
Shares  credited to your Plan account be issued to you  (see
Question 21) before you can pledge such Shares.

23. In whose name will certificates be registered and issued?

      When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained. For holders of record, this generally will be the name or names in which your Share certificates are registered at the time you enroll in the Plan. Upon written request, Shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

                  WITHDRAWAL FROM THE PLAN

24.  When may I withdraw from the Plan?

      You may withdraw from the Plan at any time. If your request to withdraw is received by the Agent prior to the record date for determining the holders entitled to receive the next dividend respecting any Shares of Common Stock held by you, your request will be processed following receipt
of the request by the  Agent.   If  your request  to withdraw
is received by the Agent subsequent to the record date for determining the holders entitled to receive the next dividend respecting such Shares of Common Stock but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

     After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

25.  How do I withdraw from the Plan?

      In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement and send it to Mellon Investor Services, P.O. Box 3338, South Hackensack,
New Jersey 07606-1938. When you withdraw from the Plan, or upon termination of the Plan by Monmouth, certificates for shares credited to your account under the Plan will be issued to you. Any partial share will be paid in cash.

                      OTHER INFORMATION

26.   What  happens if I sell or transfer Shares  of  Common
Stock registered in my name?

     If you dispose of all Shares of Common Stock registered in your name, the dividends on the Shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

27. What happens if Monmouth issues a stock dividend, declares a stock split or has a rights offering?

      Any stock dividends or split shares distributed by Monmouth on Shares of Common Stock credited to your Plan account will be added to your account. Stock dividends or split shares distributed on Shares of Common Stock for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

     In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares of Common Stock owned; that is, the total number of Shares for which you hold certificates and the total number of Shares held in your Plan account.

28. Can I vote shares in my Plan account at meetings of shareholders?

      Yes. You will receive a proxy for the total number of Shares of Common Stock held, both the Shares for which you hold certificates and those credited to your Plan account. The total number of Shares of Common Stock held may also be voted in person at a meeting.

      If the proxy is not returned or if it is returned unsigned, none of your Shares of Common Stock will be voted unless you vote in person.

29. What are the Federal income tax consequences of participation in the Plan?

      Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends are reinvested in stock. Under prior Internal Revenue Service rulings, it was assumed the 5% discount was also taxable. Recent Internal Revenue Service rulings suggest that the 5% is a reduced taxable basis for the shares received. Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

      Monmouth will elect to qualify as a real estate investment trust ("REIT") for the period ended December 31, 2001. Distributions of REITs are treated as dividends to the extent a REIT has earnings and profits for Federal income tax purposes. To the extent that the amount so distributed by Monmouth exceeds the current and accumulated earnings and profits of Monmouth, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder. Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

     The holding period of Shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

      As a participant in the Plan you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan. If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

30. What is the responsibility of Monmouth and the Agent under the Plan?

      Neither Monmouth nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

NEITHER MONMOUTH NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR
PROTECT  YOU  AGAINST A LOSS ON SHARES PURCHASED  UNDER  THE
PLAN.

31. How are income tax withholding provisions applied to participants?

      In the case of foreign participants who elect to have their dividends reinvested or who elect to make optional cash payments and whose dividends are subject to United
States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, or the amount of the optional cash payment made by a participant, less the amount of tax required to be withhold, will be applied by the Agent to the purchase of Shares of Common Stock. A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withhold in that year. A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

32.  May the Plan be changed or discontinued?

      Monmouth reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. Monmouth also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to Monmouth.

     The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

      Monmouth reserves the right to return optional cash payments to subscribing shareholders if, in Monmouth's opinion, the investment is not consistent with the purposes of the Plan. Shareholders who establish multiple accounts to circumvent the $1,000 per month limit on optional cash investments are subject to Monmouth's right to return all optional cash payments.

      After the closing of the offering, all investors will be provided annually with financial statements of Monmouth Capital Corporation, including a balance sheet and the related statements of operations, shareholders' equity and cash flows, accompanied by an independent auditor's report stating that an audit of such financial statements has been made in accordance with auditing standards generally accepted in the United States, stating the opinion of the auditor with respect to the financial statements and the accounting principles and practices reflected therein and with respect to the consistency of the application of the accounting principles, and identifying any matters to which the auditor takes exception and stating, to the extent practicable, the effect of each such exception on such financial statements.

        SPECIAL RULES TO PROTECT MONMOUTH'S STATUS AS
      A QUALIFIED REAL ESTATE INVESTMENT TRUST ("REIT")
      UNDER THE PROVISIONS OF THE INTERNAL REVENUE CODE

     Monmouth will elect to qualify as a REIT for the period ended December 31, 2001. Monmouth reserves the right not to issue shares under the Plan to any shareholder holding more than three percent (3%) of Monmouth's shares. These shareholders may use the Plan both for dividend reinvestment and for optional cash payments but no Shares of Common Stock will be issued to any shareholder if the issuance could provide for the disqualification of Monmouth as a REIT under the provisions of the Internal Revenue Code. The decision of Monmouth in this regard is final and the particular shareholder's only right shall be the return of any optional cash payment and the return of dividends in cash.

      Monmouth also reserves the right to return optional cash payments to subscribing shareholders if, in Monmouth's opinion, the investment is not consistent with the purposes of the Plan. This provision would cover shareholders who sell short shares on the NASDAQ Small Cap Market and use the optional cash payment solely for purposes of attempting to earn the five percent (5%) differential. This provision can also be invoked to prevent any shareholder from creating multiple optional cash payment accounts. The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment. Use of the Plan for any other purpose is prohibited.

                       USE OF PROCEEDS

      Monmouth has no basis for estimating precisely either the number of Shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, Monmouth proposes to use the net proceeds from the sale of Shares of Common Stock pursuant to the Plan, when and as received, for general corporate purposes. Monmouth considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of Shares of Common Stock.

                           EXPERTS

     The financial statements of Monmouth as of December 31, 2001 and March 31, 2001, and for the short year ended December 31, 2001 and the years ended March 31, 2001 and 2000, included in Monmouth's Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the report of Cowan, Gunteski & Co., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       INDEMNIFICATION

      New Jersey Business Law empowers a corporation to indemnify its directors, employees and agents against certain expenses, judgments, fines and amounts incurred in connection with such person's employment by the corporation. Monmouth's By-laws provide for indemnification of directors and officers to the full extent permitted or allowed under New Jersey law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Monmouth pursuant to the foregoing provisions, Monmouth has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                        EXHIBIT 4(c)

                 Specimen Authorization Card

                     AUTHORIZATION CARD

MONMOUTH CAPITAL CORPORATION DIVIDEND REINVESTMENT AND STOCK
                        PURCHASE PLAN

I wish to participate in the Dividend Reinvestment and Stock
Purchase Plan (the "Plan") for the purchase of whole and partial shares of Common Stock ("Shares") of Monmouth
Capital Corporation (the "Company") as follows:

__________ FULL DIVIDEND REINVESTMENT. I want to reinvest dividends on all Shares now or hereafter registered in my name and on all Shares held for me by the Plan Administrator. I may also make optional cash deposits.

__________ PARTIAL DIVIDEND REINVESTMENT. I want to reinvest cash dividends on only ________ Shares registered in my name and want my cash dividends on the rest of my Shares. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. I may also make optional cash deposits.

__________ OPTIONAL CASH DEPOSITS ONLY. I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name. I understand that dividends on all Shares held for me by the Plan Administrator will be reinvested. My check in the amount of $___________ is enclosed.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.


______________________                 ___________________

Social Security or Tax I.D. No.             Date



______________________                 ___________________

Print Name(s)of Registered Owners(s)     Signature(s)of
                                       Registered Owner(s)

FOR INITIAL ENROLLMENT ONLY:
Make  checks payable to Mellon Bank, N.A. and mail to P.O. Box
3339, South Hackensack, New Jersey 07606-1939.

SHAREHOLDERS  ALL OF WHOSE SHARES ARE IN NOMINEE  OR  STREET
NAME  ONLY  MAY ELECT OPTIONAL CASH PAYMENTS.  CERTIFICATION
ON THE REVERSE OF CARD MUST BE COMPLETED.

                            SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Freehold, State of New Jersey, on May 28, 2002.

                         Monmouth Capital Corporation


                         By   /s/Eugene W. Landy
                              Eugene W. Landy
                              President and Director

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                     Date


/s/Eugene W. Landy       President and
Eugene W. Landy          Director               May 28, 2002

                         Vice
                         President,
/s/Anna T. Chew          Controller and
Anna T. Chew             Director               May 28, 2002

                         Secretary/
/s/Ernest V. Bencivenga  Treasurer and
Ernest V. Bencivenga     Director               May 28, 2002

/s/Samuel A. Landy
Samuel A. Landy          Director               May 28, 2002

/s/Michael P. Landy
Michael P. Landy         Director               May 28, 2002


/s/Eugene W. Landy
For and on behalf of
Charles P. Kaempffer     Director               May 28, 2002

Pursuant to a Power of Attorney dated April 15, 2002
And contained within the Registration Statement of Monmouth Capital Corporation, No. 333-86316, filed
April 25, 2002 with the Securities and Exchange
Commission.

SIGNATURE PAGE CONTINUED
MONMOUTH CAPITAL CORPORATION
POST-EFFECTIVE AMENDMENT NO. 1 DATED MAY 28, 2002
TO S-3 REGISTRATION STATEMENT NO. 333-86316
DATED APRIL 15, 2002
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON APRIL 25, 2002




/s/Eugene W. Landy
For and on behalf of
Eugene Rothenberg         Director              May 28, 2002

Pursuant to a Power of Attorney dated April 15, 2002
And contained within the Registration Statement of Monmouth Capital Corporation, No. 333-86316, filed
April 25, 2002 with the Securities and Exchange
Commission.



/s/Eugene W. Landy
For and on behalf of
Robert G. Sampson       Director               May 28, 2002

Pursuant to a Power of Attorney dated April 15, 2002
And contained within the Registration Statement of Monmouth Capital Corporation, No. 333-86316, filed
April 25, 2002 with the Securities and Exchange
Commission.